SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): January 1, 2005

CELL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On January 1, 2005, Cell Therapeutics, Inc. (the “Corporation”) entered into a new employment agreement with James A. Bianco, the Corporation’s President and Chief Executive Officer (the “Employment Agreement”). The Employment Agreement supersedes and replaces the Corporation’s previous employment agreement with Dr. Bianco, dated December 31, 2002.

The Employment Agreement provides for an employment term commencing on January 1, 2005 and ending on December 31, 2008 (the “Term”). At the end of the Term, the Employment Agreement will renew automatically for a period of three (3) years thereafter subject to any mutually agreed upon changes or amendments unless Dr. Bianco or the Corporation gives 120 days’ notice of intention not to renew the Employment Agreement.

The Employment Agreement entitles Dr. Bianco to an annual base salary of $650,000 a year, and eligibility to receive an annual bonus to be determined by the Corporation’s Compensation Committee, with a target bonus opportunity to be not less than 50% of base salary.

Under the Employment Agreement, Dr. Bianco will be eligible to receive option grants at the discretion of the Board and will be granted 200,000 restricted shares (“Restricted Shares”) of common stock of the Corporation within thirty (30) days of January 1, 2005. The Restricted Shares will vest on the date that the Corporation receives a new drug application approval for Xyotax or pixantrone from the Food and Drug Administration, provided that Dr. Bianco has continued employment with the Corporation through the vesting date, and that such vesting date occurs prior to January 1, 2007. Vesting will be accelerated if Dr. Bianco resigns for good reason, is terminated without cause, or upon a change of control (each as defined in the Employment Agreement) prior to January 1, 2007.

The Employment Agreement provides for Dr. Bianco’s participation in the Corporation’s employee benefit programs generally applicable to the Corporation’s senior executives. The Corporation will also provide life insurance and disability insurance for the benefit of Dr. Bianco, subject to availability at reasonable cost, as well as Dr. Bianco’s health club membership expenses.

Pursuant to the Employment Agreement, Dr. Bianco will receive severance benefits if his employment is terminated without cause or if he resigns for good reason. If Dr. Bianco is terminated without cause or if he resigns for good reason, he will receive (i) at his choice either (x) a lump sum payment representing two years of his salary based on a 6% discount factor, or (y) continuing payments of severance pay at a rate equal to his monthly base salary rate, as then in effect, plus his most recent annual cash bonus continuation, for a period of eighteen (18) months from the date of such termination, (ii) full vesting of outstanding unvested stock options which shall become exercisable for a period of two (2) years following the date on which they vest, subject to the terms of the applicable award agreements, and full vesting of outstanding unvested or restricted stock (iii) continuation of health benefits for the severance period not to exceed two (2) years following termination, and (iv) all accrued but unused vacation.

In the event of a change of control and Dr. Bianco is terminated without cause or resigns for good reason, Dr. Bianco will receive the following severance benefits: (i) a lump sum payment equal to two years of his base salary plus his most recent annual cash bonus, (ii) full vesting of outstanding unvested stock options which shall become exercisable for a period of two (2) years following the date on which they vest, and full vesting of outstanding unvested or restricted stock (iii) continuation of health benefits for two (2) years, and (iv) all accrued but unused vacation.

If an excise tax under Section 280G of the Internal Revenue Code would be triggered by any payments under this Employment Agreement or otherwise, the Corporation shall pay a gross-up amount to Dr. Bianco so that the amount he retains after tax is equal to the after-tax amount he would have retained had no excise tax applied.

If Dr. Bianco is discharged with cause or if he resigns without good reason, he will receive his base salary through the date of termination and other vested benefits under the Corporation’s plans and programs.

Under the Employment Agreement, Dr. Bianco has agreed not to compete with the Corporation and not to solicit its employees during the severance payment period following termination of employment for any reason. “Competition” is defined in the Employment Agreement as any business that develops and/or markets: (i) inhibitors of phospholipids with applications for cancer prevention or treatment; (ii) use of polymers (PG or PA) as novel cancer drug delivery technology; or (iii) products utilizing arsenic trioxide as an anti-cancer agent.

The Employment Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and the information set forth therein is incorporated by reference into this Current Report.

Item 1.02. Termination of a Material Definitive Agreement.

The Employment Agreement effective as of January 1, 2005 between the Corporation and Dr. Bianco supersedes and replaces Dr. Bianco’s Employment Agreement dated as of December 31, 2002 (the “2002 Agreement”), which 2002 Agreement terminated as of January 1, 2005.

The 2002 Agreement was in many respects similar to the Employment Agreement discussed in Item 1.01 above. The 2002 Agreement had a three year term, and provided for salary, incentive compensation and benefits during the term. The 2002 Agreement provided severance benefits if Dr. Bianco’s employment was terminated without cause or if he terminated his employment for good reason, and provided a tax gross up with respect to any excise tax under section 280G of the Internal Revenue Code. The 2002 Agreement included non-competition and non-solicitation covenants through the severance payment period after termination of employment. “Competition” was defined in the 2002 Agreement as any business that develops and/or markets: (i) inhibitors of phospholipids with applications for cancer prevention or treatment; (ii) use of polymers (PG or PA) as novel cancer drug delivery technology; or (iii) products utilizing arsenic trioxide as an anti-cancer agent.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits:

10.1	Employment Agreement dated as of January 1, 2005 between Cell Therapeutics, Inc. and James A. Bianco.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL THERAPEUTICS, INC.

Date: January 4, 2005	By:	/s/ Louis Bianco
Louis A. Bianco
Executive Vice President, Finance and Administration (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number
10.1	Employment Agreement dated as of January 1, 2005 between Cell Therapeutics, Inc. and James A. Bianco.